Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES ANNOUNCES RETIREMENT OF DIRECTOR DAVID REED

Elkhart, Indiana - May 15, 2025 - LCI Industries (NYSE: LCII), a leading supplier of engineered components to the recreation and transportation markets, announced the retirement of David Reed from its Board of Directors, effective May 15, 2025, following 22 years of dedicated service.

Mr. Reed spent much of his career at Ernst & Young LLP, where he held several senior leadership roles across U.S. and global operations, administration, and marketing, where he over saw indirectly over 100,000 team members. Over his 26 years with the firm, he served on both the Management Committee and Global Executive Council, ultimately retiring as Senior Vice Chair in 2000. Following his retirement, he became President of a privately held family investment management company and has since served on the boards of multiple public, venture-backed, and private equity-owned companies.

Mr. Reed joined LCI Industries’ Board of Directors in 2003 and has been a trusted advisor to the Company throughout more than two decades of growth and transformation. At LCI Industries, he contributed as a member of the Audit Committee, Risk Committee, and Strategy, Acquisition, and Capital Deployment Committee.

“LCI Industries has been incredibly fortunate to have David Reed serve on our Board of Directors for over two decades,” said Tracy Graham, LCI Industries' Chairman of the Board. “His deep financial expertise, thoughtful governance insights, and steady leadership have helped shape the Company. On behalf of the entire Board and leadership team, we thank David for his commitment to LCI Industries and wish him the best.”

Jason Lippert, LCI Industries’ President and Chief Executive Officer added, “David’s counsel and support have been invaluable to me personally and to the organization as a whole. His experience, perspective, and integrity have guided the company through transformative periods, and his legacy will continue to be felt for years to come. We are truly grateful for his decades of service.”

About LCI Industries

LCI Industries (NYSE: LCII), through its Lippert subsidiary, is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established Lippert as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to our financial condition, results of operations, profitability, margins, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange

Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to production levels, future business prospects, net sales, expenses and income (loss), operating margins, capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand, integration of acquisitions, R&D investments, commodity prices, addressable markets, and industry trends, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, the impacts of costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, future pandemics, geopolitical tensions, armed conflicts, or natural disasters on the global economy and on the Company's customers, suppliers, team members, business and cash flows, pricing pressures due to domestic and foreign competition, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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